Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Immatics N.V. of our report dated April 15, 2020 relating to the financial statements of Immatics Biotechnologies GmbH, which appears in Immatics B.V.’s Amendment No. 4 to the Registration Statement on Form F-4 (No. 333-237702).

Munich, Germany

October 9, 2020

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/ Dietmar Eglauer	/s/ ppa. Andreas Schuster
Wirtschaftsprüfer	Wirtschaftsprüfer

(German Public Auditor)	(German Public Auditor)